UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2007

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02(b) Resignation of Principal Financial Officer

As of April 2, 2007, John McCafferty ended his relationship with GameTech International, Inc. (the “Company”) as the Company’s Vice President of Product Marketing. Mr. McCafferty’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.

5.02(c) Appointment of Interim Principal Vice President of Product Marketing

The Company’s Chief Executive Officer, Jay M. Meilstrup, will act as the Company’s interim Vice President of Product Marketing while the Board of Directors of the Company conducts a search for a permanent replacement.

Information about Mr. Meilstrup has been previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 28, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/s/Jay M. Meilstrup
Jay M. Meilstrup
President, Chief Executive Officer and Interim Vice President of Product Marketing
Dated:     April 6, 2007